United States
Securities and Exchange Commission
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-25380

Date of Report: March 30, 2010

CHINA HUAREN ORGANIC PRODUCTS, INC.
(Exact Name of Small Business Issuer as specified in its Charter.)

DELAWARE	43-1401158
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

100 Wall Street, 15th Floor, New York, NY 10005
(Address of Principal Executive Offices, including zip code)

212-232-0120
(Issuer's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           On March 30, 2010, the Board of Directors of China Huaren Organic Products, Inc. (the “Company”) elected Mr. Yingmin Zhang as Chief Executive Officer, Chief Financial Officer and as a director of the Company. On the same day Mrs. Yushu Cao resigned as Chief Executive Officer, Chief Financial Officer and director of the Board. The resignations were not as a result of any disagreements with us.

           Mr. Yingmin Zhang, age 42, has been employed by the Bank of Jilin in Jilin province from 1987 to 2005. At Bank of Jilin, Mr. Zhang served as the account manager of credit and loan account department.  From 2005 to 2007, Mr. Zhang has served as the head of Songyuan branch of the Company which is located in the city of Songyuan, Jilin province. From 2007 to 2009, Mr. Zhang was employed by China Life Insurance Group as the manager of Department of loan. Mr. Zhang received a BA in accounting in 1992 from Changchun Taxation College.

           The Company has not entered into any employment agreements with Mr. Yingmin Zhang.

Item 9.01 Financial Statements And Exhibits.

 (a)   Financial Statements of Business Acquired.   None
 (b)   Pro Forma Financial Information.     None
 (c)   Shell Company Transactions.   None
 (d)   Exhibits.  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 30, 2010

China Huaren Organic Products, Inc.
By:  /s/ Yingmin Zhang
Name: Yingmin Zhang
Title:   President and CEO